EXHIBIT 99.(h)(6)(ii)

AMENDED EXHIBIT A

THIS EXHIBIT A, amended as of January 24, 2000 is Exhibit A to that certain State Securities Services Agreement dated as of August 12, 1999 between PFPC Inc. and E*TRADE Asset Management, Inc.

PORTFOLIOS

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE Technology Index Fund

E*TRADE International Index Fund

E*TRADE E-Commerce Index Fund

E*TRADE Global Titans Index Fund

E*TRADE Premier Money Market Fund

PFPC INC.
		By:	/s/ Joseph Gramlich
		Title:	SVP

E*TRADE ASSET MANAGEMENT, INC.
By:	/s/ David Moore
Title:	VP

E*TRADE FUNDS
By:	/s/ David Moore
Title:	VP